EXHIBIT 21
Microsemi Corporation Subsidiaries
As of November 12, 2015

Name of Microsemi Corporation Subsidiary	Jurisdiction
Microsemi Corp. - Power Management Group	California
Microsemi Corp. - Power Management Group Holding	California
Microsemi Defense Systems, Inc.	California
Microsemi SoC Corp.	California
Microsemi Corp. - Security Solutions	Delaware
Microsemi Communications, Inc.	Delaware
Microsemi Corp. - Analog Mixed Signal Group	Delaware
Microsemi Corp. - Massachusetts	Delaware
Microsemi Corp. - Power Products Group	Delaware
Microsemi Corp. - RF Integrated Solutions	Delaware
Microsemi Corp. - RFIS Diode Solutions	Delaware
Microsemi Corp. - RF Power Products	Delaware
Microsemi Frequency and Time Corporation	Delaware
Microsemi International, Inc.	Delaware
Microsemi Semiconductor (U.S.) Inc.	Delaware
Microsemi Corp. - Memory and Storage Solutions	Indiana
Microsemi Communications International, Inc.	Barbados
Microsemi Communications International Holdings, SRL	Barbados
Microsemi BMD IP Holding Unlimited	Bermuda
Microsemi Ireland, Ltd.	Bermuda
Microsemi Semiconductor ULC	Canada
Microsemi Corp. - Holding	Cayman Islands
Microsemi Corp. - International	Cayman Islands
Shanghai Microsemi Semiconductor Co., Ltd.	China
Microsemi Semiconductor Corporation A/S	Denmark
Microsemi Power Module Products, SAS	France
Microsemi Frequency and Time GmbH	Germany
Microsemi Semiconductor Beteiligungs und Verwaltungs GmbH	Germany
Microsemi Semiconductor Deutschland GmbH	Germany
Microsemi Semiconductor GmbH and Co. KG	Germany
Microsemi Pan-Asia-Hong Kong Limited	Hong Kong
Microsemi Ireland Holding Limited	Ireland
Microsemi Ireland Trading Unlimited	Ireland
Microsemi Irish IP Holding (Lux) Limited	Ireland
Microsemi IOM Limited	Isle of Man
Microsemi IOM 2 Unlimited	Isle of Man
Microsemi IOM Unlimited	Isle of Man
Microsemi Corp. - Analog Mixed Signal Group, Ltd.	Israel
Microsemi Israel, Ltd.	Israel
Microsemi Macao Commercial Offshore Limited	Macau
Microsemi Semiconductor XIC B.V.	Netherlands
Microsemi Semiconductors - Manila (Philippines), Inc.	Philippines
Microsemi Semiconductor (Asia) Pte. Ltd.	Singapore
Microsemi Semiconductor AB	Sweden
Microsemi Semiconductor Limited	United Kingdom